UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2007

Deb Shops, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-12188	23-1913593
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9401 Blue Grass Road, Philadelphia, Pennsylvania (Address of Principal Executive Offices)	19114 (Zip Code)
(215) 676-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On July 26, 2007, Deb Shops, Inc. (the “Company”), DSI Holdings, LLC (“Parent”) and DSI Acquisition, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent and Merger Sub are affiliates of Lee Equity Partners, LLC, a New York private investment firm (“Lee”).
     Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, the Company will become a wholly-owned subsidiary of Parent (the “Merger”), all outstanding shares of common stock of the Company will be converted into the right to receive $27.25 per share in cash (the “Merger Consideration”) and all outstanding shares of preferred stock will be converted into the right to receive $1,000 per share in cash. In addition, all outstanding stock options will be cancelled and each holder will be paid an amount equal to the number of shares underlying the option multiplied by the difference between the Merger Consideration and the exercise price of the option.
     The Company has agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to such proposals. The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $15,000,000.
     Parent has obtained debt and equity financing commitments for the transactions contemplated by the Merger Agreement. Consummation of the Merger is not subject to a financing condition, and in the event that all of the Company’s closing conditions under the Merger Agreement have been satisfied and the Company terminates the Merger Agreement due to Parent’s failure to consummate its debt financing, and upon other specified circumstances, Parent will be required to pay the Company a termination fee of $15,000,000.
     The Company agreed to call and hold a special shareholder meeting as soon as reasonably practicable for the purpose of voting on the adoption of the Merger Agreement and approval of the Merger and, subject to the occurrence of certain events, the Company’s Board of Directors will recommend approval of the Merger. Consummation of the Merger is subject to certain conditions, including, among other things, (i) approval of the Merger Agreement by the majority of the votes cast by the holders of the outstanding shares of the Company’s preferred stock, (ii) approval of the Merger Agreement by a majority of the votes cast by the holders of the outstanding shares of the Company’s common stock, (iii) the absence of certain laws or orders prohibiting the consummation of the Merger, (iv) the expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals and (v) the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the twelve months ending July 31, 2007 being not less than $32 million and, if applicable and subject to certain specified exceptions, the Company’s EBITDA during the twelve months ending October 31, 2007 being no less than $31 million.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference. The Merger Agreement has been attached to provide investors with information regarding its contents. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or Lee. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to Parent and Merger Sub in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Parent and Merger Sub, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.
Consulting Agreements
     In connection with the execution of the Merger Agreement, the Company’s two principal shareholders entered into consulting agreements with Merger Sub (the “Consulting Agreements”). Under the Consulting Agreements, such shareholders will provide consulting services for a period of three years following the consummation of the Merger.
Voting Agreement
     In connection with the execution of the Merger Agreement, Parent concurrently entered into a Voting Agreement (the “Voting Agreement”) with certain officers, directors and shareholders of the Company who beneficially own approximately 64% of the Company’s outstanding common stock and 100% of the Company’s outstanding preferred stock. Pursuant to the Voting Agreement, such officers, directors and shareholders of the Company agree to vote their shares of the Company’s common and preferred stock in favor of the Merger.
     The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Exhibit 99.1 to this report and is incorporated in this report by reference.
Item 8.01 Other Events.
     The Company issued a press release on July 27, 2007 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.2 to this report and is incorporated in this report by reference.
     In connection with the proposed acquisition of the Company by Parent, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”), and the Company and Parent intend to file other relevant materials with the SEC. Before making any voting decision with respect to the proposed acquisition, shareholders of the Company are urged to read all relevant documents filed with the SEC when they become available, including the Company’s proxy statement, because they will contain important information about the proposed transaction, the Company and Parent. A definitive proxy statement will be sent to holders of the Company’s stock seeking their approval of the proposed transaction.
     Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, the Company’s shareholders may obtain free copies of the documents filed with the SEC when available by contacting the Company’s Barry J. Susson, Vice President, Chief Financial Officer and Assistant Secretary. Such documents are not currently available.

     The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company is available in the 2006 Annual Report on Form 10-K, filed with the SEC on April 13, 2007, and the proxy statement for Deb Shops’ 2007 annual meeting of shareholders, filed with the SEC on April 26, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Agreement and Plan of Merger, dated as of July 26, 2007, among DSI Holdings, LLC, DSI Acquisition, Inc. and Deb Shops, Inc.*

99.1	Voting Agreement dated as of July 26, 2007, among DSI Acquisition, Inc. and the shareholders party thereto.

99.2	Press release, dated July 27, 2007, of Deb Shops, Inc. regarding execution of the Agreement and Plan of Merger.
*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEB SHOPS, INC. (Registrant)

Date: July 27, 2007

By:	/s/ Barry J. Susson
	Name:	Barry J. Susson
	Title:	Vice President, Chief Financial Officer and Assistant Secretary